                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


File by the Registrant [X]

File by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Information Statement      [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Commission File No. 0-24607
--------------------------------------------------------------------------------
                             ACTUATE CORPORATION
                 (Name of Registrant As Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     (5) Total fee paid:

     --------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

     --------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:

     --------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     (3) Filing Party:

     --------------------------------------------------------------------------
     (4) Date Filed:

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

                              ACTUATE CORPORATION
                            999 Baker Way, Suite 200
                          San Mateo, California 94404

                                                                December  , 1999

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders of Actuate Corporation (the "Company"), to be held at 999 Baker Way, Suite 200, San Mateo, California, on Friday January 14, 2000, at 9:00 a.m.

   At the Special Meeting you will be asked to vote to increase the authorized number of shares of the Company's Common Stock from 35,000,000 to 100,000,000; and to increase the number of shares authorized to be issued under the 1998 Equity Incentive Plan by 2,800,000. The accompanying material contains the Notice of Special Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Special Meeting, and the related proxy card.

   Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope.

                                          Very truly yours,

                                          ACTUATE CORPORATION

                                          Nicolas C. Nierenberg
                                          Chairman of the Board and Chief
                                           Executive Officer

                                     [LOGO]

                              ACTUATE CORPORATION
                            999 Baker Way, Suite 200
                          San Mateo, California 94404

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held January 14, 2000

   A Special Meeting of Stockholders (the "Special Meeting") of Actuate Corporation (the "Company") will be held at 999 Baker Way, Suite 200, San Mateo, California, on Friday January 14, 2000, at 9:00 a.m. for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 35,000,000 to 100,000,000;

     2. To approve an amendment to the Company's 1998 Equity Incentive Plan (the "EIP") to increase the number of shares authorized to be issued under the EIP by 2,800,000; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on December 6, 1999 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 999 Baker Way, Suite 200, San Mateo, California, during ordinary business hours for the ten-day period prior to the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Nicolas C. Nierenberg
                                          Chairman of the Board
                                          and Chief Executive Officer

San Mateo, California
December 10, 1999

                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                              ACTUATE CORPORATION
                                 999 Baker Way
                          San Mateo, California 94404

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                          To be held January 14, 2000

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Actuate Corporation, a Delaware corporation (the "Company"), for a Special Meeting of Stockholders (the "Special Meeting") to be held at the Company's principal executive offices located at 999 Baker Way, Suite 200, San Mateo, California, on Friday, January 14, 2000, at 9:00 a.m., and at any adjournment or postponement of the Special Meeting. These proxy materials were first mailed to stockholders on or about December 10, 1999.

   All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the 2-for-1 stock split of Common Stock effected on December 2, 1999.

                               PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Special Meeting. On December 6, 1999, the record date for determination of
stockholders entitled to vote at the Special Meeting, there were     shares of
Common Stock outstanding. Each stockholder of record on December 6, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on December 6, 1999. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 35,000,000 to 100,000,000 requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting.

   Proposal 2. Approval of an amendment to the Company's 1998 Equity Incentive Plan to increase the number of shares authorized to be issued under the EIP by 2,800,000 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Special Meeting together with the affirmative vote of a majority of the required quorum.

Proxies

   Whether or not you are able to attend the Company's Special Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals 1 and 2, and in the discretion of the proxy holders as to other matters that may properly come before the Special Meeting. You may also revoke or change your proxy at any time before the Special Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Special Meeting. You may also automatically revoke your proxy by attending the Special Meeting and voting in person. All shares represented by a valid proxy received prior to the Special Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC"), to act as proxy solicitor for the Special Meeting. Under the terms of an agreement, the Company has agreed to pay $6,500, plus reasonable out of pocket expenses, to CIC for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                          APPROVAL OF AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

   The present capital structure of the Company authorizes 35,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Board of Directors believes that this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has approved the amendment of the Company's Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 35,000,000 to 100,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the
Board of Directors. On December 6, 1999,     shares of Common Stock and no
shares of Preferred Stock were outstanding. The proposed amendment of the Certificate was approved by the Board on November 5, 1999, subject to stockholder approval at the Special Meeting.

Purpose of Authorizing Additional Common Stock

   The 2-for-1 stock split completed by the Company on December 2, 1999, which was effected as a stock dividend, accounted for much of the Company's authorized shares of Common Stock and has not left a sufficient number of shares available to the Board of Directors to issue for future acquisition transactions, equity financings, stock dividends or distributions without stockholder approval. Authorizing an additional 65,000,000 shares of Common Stock would give the Board of Directors the authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, in each case without further action by the stockholders, unless such stockholder action is specifically required by applicable laws or the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. The Company has no current plans to issue such additional authorized shares of Common Stock. Since the Company does not have a sufficient number of currently authorized shares of Common Stock, the approval of Proposal 2 regarding the increase of Common Stock authorized for issuance under the EIP is contingent upon approval of this Proposal 1.

   The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Stockholder Approval

   Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment to the Certificate. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes. If this proposal is approved at the Special Meeting, the proposed amendment would become effective upon filing a certificate of amendment to the Certificate with the Secretary of State of Delaware, which filing is expected to take place shortly after such stockholder approval.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                   PROPOSAL 2

              APPROVAL OF AMENDMENT TO 1998 EQUITY INCENTIVE PLAN

   The Company's stockholders are being asked to approve an amendment to the 1998 Equity Incentive Plan (the "EIP") that will increase the number of shares of Common Stock available for issuance under the EIP from 3,977,934 shares to 6,777,934 shares. The 2,800,000-share increase was approved by the Board on November 5, 1999, subject to stockholder approval at the Special Meeting. The Board does not intend to re-price any options granted under the EIP without first obtaining prior stockholder approval. The Board believes it is in the best interest of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

Description of the 1998 Equity Incentive Plan

   Structure and Eligibility. Under the EIP, employees, members of the Board and consultants may be awarded options to purchase shares of Common Stock, stock appreciation rights ("SARs"), restricted shares or stock units (collectively, the "Awards"). Options under the EIP may be incentive stock options designed to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory stock options not designed to meet such requirements. If restricted shares or shares issued upon the exercise of options granted under the EIP are forfeited, then such shares will again become available for awards under the EIP. If stock units, options or SARs granted under the EIP are forfeited or terminate for any other reason before being exercised, then the corresponding shares will again become available for Awards under the EIP. As of October 31, 1999, approximately 260 persons (including executive officers) were eligible to participate in the EIP.

   Administration. The EIP is administered by the Company's Compensation Committee (the "Committee"). The Board has appointed a committee (the "Sub-Committee") to administer that program with respect to non-officer employees of the Company. The term "Plan Administrator" as used in this summary means the Committee and the Sub-Committee. The Plan Administrator has the complete discretion to determine which eligible individuals are to receive any Award, determine the type, number, vesting requirements and other features and conditions of such Award, interpret the EIP and make all other decisions relating to the operation of the EIP.

   Reserve. The initial share reserve under the EIP was 2,600,000 shares, plus the aggregate number of shares remaining available for grant under the Company's 1994 Stock Option Plan (the "Predecessor Plan"). As of January 1 of each year, commencing with the year 1999, the number of shares reserved for issuance under the EIP is increased automatically by the lesser of (i) 5% of the total number of shares of Common Stock then outstanding or (ii) 1,400,000 shares. As a result of the automatic share increase that occurred on January 1, 1999, the share reserve has been increased by an additional 1,377,934 shares to a total reserve of 3,977,934, plus shares that may become available for grant as a result of the expiration or cancellation of options granted under the Predecessor Plan.

   As of October 31, 1999, options covering 3,568,150 shares of Common Stock were outstanding under the EIP, 401,852 shares remained available for future option grants and 7,932 shares have been issued under the EIP.

   The shares issuable under the EIP may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. In addition, shares subject to any outstanding options under the EIP (including options transferred from the Predecessor Plan) which expire or terminate prior to exercise and any unvested shares reacquired by the Company pursuant to its repurchase rights under the EIP will be available for subsequent issuance.

   No existing participant in the EIP may receive stock option grants or separately exercisable stock appreciation rights for more than 1,000,000 shares of Common Stock in the aggregate per calendar year and no new participant in the EIP may receive stock option grants or separately exercisable stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute re-approval of that limit for purposes of Internal Revenue Code
Section 162(m).

   Valuation. For purposes of establishing the option price and for all other valuation purposes under the EIP, the fair market value per share of Common Stock on any relevant date under the EIP is the closing sales price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The closing sales price of the Common Stock on November 15, 1999 was $26.125 per share.

General Provisions

   Vesting Acceleration. If the Company is acquired by merger or asset sale, each outstanding option under the EIP which is not to be assumed or replaced by the successor corporation will automatically accelerate in full. In the event of an involuntary termination of a participant within 12 months following a merger or asset sale, the vesting of an option will also accelerate in full.

   The Committee also has the discretion to accelerate outstanding options and/or terminate the Company's outstanding repurchase rights upon a Corporate Transaction or Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee's service within a specified period following the transaction. The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company

   Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the EIP through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

   Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the EIP, (ii) the limitation on the maximum number and/or class of securities by which the share reserve is to increase automatically each year, (iii) the maximum number and/or class of securities for which any one person may be granted stock options or separately exercisable stock appreciation rights under the EIP per calendar year and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

   Each outstanding option which is assumed in connection with an acquisition will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such acquisition to the option holder had the option been exercised immediately prior to the acquisition. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the EIP on both an aggregate and a per-participant basis.

   Special Tax Election. The Plan Administrator may, in its discretion, provide one or more holders of outstanding options under the EIP with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such individuals in satisfaction of the income and employment withholding taxes to which they become subject in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver existing shares of Common Stock in satisfaction of such withholding tax liability.

   Amendment and Termination. The Board may amend or modify the EIP in any or all respects whatsoever. However, certain amendments may require stockholder approval pursuant to applicable laws and regulations. The EIP may be terminated by the Board at any time, for any reason. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

   Predecessor Plan. All outstanding options under the Predecessor Plan which were transferred to the EIP continue to be governed solely by the terms of the documents evidencing such options, and no provisions of the EIP affect or otherwise modify the rights or obligations of the holders of those transferred options with respect to their acquisition of shares of Common Stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the EIP to the transferred options to the extent those options do not otherwise contain such provisions.

Option Grants

   For each of the executive officers of the Company and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the EIP during the period from November 1, 1998 to October 31, 1999 and (ii) the weighted average exercise price payable per share under such options.

                                                                    Weighted
                                                                    Average
                                                       Number of Exercise Price
                                                        Option     of Granted
                   Name and Position                    Shares      Options
                   -----------------                   --------- --------------
   Nicolas C. Nierenberg.............................    200,000    $ 7.0625
    Chairman of the Board and Chief Executive Officer
   Peter I. Cittadini................................    280,000    $ 7.0625
   President and Chief Operating Officer
   Daniel A. Gaudreau................................    150,000    $11.3958
   Senior Vice President, Finance and Administration
    and Chief Financial Officer
   Hamid R. Bahadori.................................    110,000    $12.9716
   Senior Vice President, Engineering
   All current executive officers as a group (4          740,000    $ 8.8193
    persons).........................................
   All employees, including current officers who are
    not
    executive officers, as a group (268 persons).....  3,031,650    $24.3645

New Plan Benefits

   As of October 31, 1999, no options have been granted on the basis of the proposed 2,800,000 share increase of this Proposal 2.

Federal Income Tax Consequences of Options Granted under the EIP

   Options granted under the EIP may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83 (b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

   No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

Deductibility of Executive Compensation

   The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code
Section 162(m).

Accounting Treatment

   Option grants with an exercise price per share equal to 100% of the fair market value of the shares at the time of grant will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of pro-forma statements to those financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

   On March 31, 1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

   Should one or more optionees be granted stock appreciation rights under the EIP that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

   The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Special Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this Proposal. Abstentions will be counted towards the tabulation of votes cast on this Proposal and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not the proposal has been approved. Should such stockholder approval not be obtained, then the share reserve will not be increased. The EIP will continue to remain in effect and option grants will continue to be made pursuant to the provisions of the EIP prior to its amendment until the available reserve of Common Stock under the EIP Plan has been issued.

Recommendation of the Board of Directors

   Stock options are granted to all Actuate employees and are one of the primary incentives used to attract and retain the most qualified people. During 1999, Actuate expects to increase its employee population by over 80% to manage our growth. The number of shares available under the EIP is now insufficient to meet the Company's growth plans over the next couple of years, especially in the extremely competitive hiring environment in Silicon Valley. The Board of Directors urges you to vote FOR the increase in shares available for issuance under the EIP.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of October 31, 1999, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                         Shares Beneficially
                                                               Owned(1)
                                                         --------------------
                                                         Number of Percentage
                Name of Beneficial Owner                  Shares    of Total
                ------------------------                 --------- ----------
Entities affiliated with Accel Partners(2).............. 2,676,766    19.3%
 428 University Avenue
 Palo Alto, CA 94301
Amerindo Investment Advisors Inc.(3)....................   961,400     6.9%
 One Embarcadero Center, Suite 2300
 San Francisco, CA 94111
Nicholas C. Nierenberg(4)............................... 1,347,213     9.7%
 c/o Actuate Software Corporation
 999 Baker Way, Suite 200
 San Mateo, CA 94404
Peter I. Cittadini(5)...................................   388,713     2.8%
Daniel A. Gaudreau(6)...................................   164,000     1.2%
Hamid R. Bahadori(7)....................................   156,000     1.1%
Albert R. Campa(8)......................................   103,422      *
James W. Breyer(2)...................................... 2,590,276    18.7%
 c/o Accel Partners
 426 University Avenue
 Palo Alto, CA 94301
Arthur A. Patterson(2).................................. 2,676,766    19.3%
 c/o Accel Partners
 426 University Avenue
 Palo Alto, CA 94301
Nancy Schoendorf(9).....................................   462,323     3.3%
Steven D. Whiteman(10) .................................    30,000      *
All current directors and executive officers as a group
 (9 persons)(11)........................................ 5,230,015    37.8%

--------
  * Less than 1%
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership has been determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Applicable percentages are based on

    13,855,030 shares outstanding on October 31, 1999, adjusted as required by rules promulgated by the Commission. Unless otherwise indicated, the business address of each beneficial owner listed is 999 Baker Way, Suite 200, San Mateo, California, 94404.
 (2) Includes 2,443,503 shares held by Accel IV L.P., 46,975 shares held by Accel Investors '93 L.P., 49,798 shares held by Accel Keiretsu L.P., 86,490 shares held by Ellmore C. Patterson Partners and 23,588 shares held by Prosper Partners, Messrs. Breyer and Patterson, directors of the Company, are general partners of Accel IV Associates L.P., the general partner of Accel IV L.P. Messrs, Breyer and Patterson are officers of Accel Partners & Co., the general partner of Accel Keiretsu L.P. Mr. Patterson is the general partner of each of Ellmore C. Patterson Partners and Prosper Partners. Each of Messrs. Breyer and Patterson disclaim beneficial ownership of such shares except to the extent of his pecuniary interest therein.
 (3) Based on a Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 1998. Includes 824,500 shares held by Amerindo Investment Advisors Inc., a California corporation and 136,900 shares held by Amerindo Investment Advisors Inc., a Panama corporation (the "Advisor Entities"). Mr. Albert W. Villar and Mr. Gary
     A. Tanaka are the sole shareholders and directors of the Advisor Entities and share with each other investment and dispositive power as to all of the shares held by the Advisor Entities.
 (4) Includes options exercisable into 170,000 shares of Common Stock within 60 days of October 31, 1999.
 (5) Includes options exercisable into 68,000 shares of Common Stock within 60 days of October 31, 1999.
 (6) Includes options exercisable into 17,000 shares of Common Stock within 60 days of October 31, 1999.
 (7) Includes the options exercisable into 153,000 shares of Common Stock within 60 days of October 31, 1999.
 (8) Includes the options exercisable into 20,000 shares of Common Stock within 60 days of October 31, 1999.
 (9) Ms. Schoendorf, a director of the Company, is a general partner of WLPJ Partners, the general partner of Mohr, Davidow Ventures III. Ms. Schoendorf disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein. Includes 449,779 shares held by Mohr Davidow Ventures.
(10) Includes options exercisable into 30,000 shares of Common Stock within 60 days of October 31, 1999.
(11) Includes options exercisable into 438,000 shares of Common Stock within 60 days of October 31, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

                            Summary of Compensation

   The following table sets forth information with respect to compensation for the fiscal year ended December 31, 1998 paid by the Company for services to the Company by the Company's Chief Executive Officer and the Company's four other highest paid executive officers whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                    Long-Term
                                                   Annual          Compensation
                                                Compensation          Awards
                                              -------------------- ------------
                                                                    Number of
                                                                    Securities
                                                                    Underlying
      Name and Principal Position        Year Salary $    Bonus $    Options
      ---------------------------        ---- --------    -------- ------------
Nicolas C. Nierenberg................... 1998 $183,365    $181,576   100,000
 Chairman of the Board and Chief         1997 $174,350    $ 40,064   150,000
  Executive Officer
Peter I. Cittadini...................... 1998 $183,461    $181,576   180,000
 President and Chief Operating Officer   1997 $180,000    $ 63,000    40,000
Daniel A. Gaudreau...................... 1998 $181,756    $ 95,209    45,000
 Senior Vice President, Finance and      1997 $142,320(1) $ 36,045   125,000
 Administration and Chief Financial
 Officer
Hamid R. Bahadori....................... 1998 $118,205(2) $ 62,951   165,000
 Senior Vice President, Engineering      1997      --          --        --
Albert R. Campa......................... 1998 $132,211    $ 20,343    20,000
 Vice President, Marketing               1997 $115,000    $ 26,683    15,000

--------
(1)  Mr. Gaudreau commenced employment on February 24, 1997.
(2)  Mr. Bahadori commenced employment on May 27, 1998.

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers for 1998. No stock appreciation rights were granted to these individuals during such year.

                       Option Grants in Last Fiscal Year

                                 Individual Grants
                         ----------------------------------
                                                                       Potential Realizable Value at
                         Number of    % of Total                          Assumed Annual Rates of
                         Securities    Options     Exercise            Stock Price Appreciation for
          Name           Underlying   Granted to    Price                     Option Term(4)
          ----            Options    Employees in    Per    Expiration ------------------------------
                         Granted(1) Fiscal 1998(2) Share(3)    Date          5%            10%
                         ---------- -------------- -------- ---------- -------------- ---------------
Nicolas C. Nierenberg...  100,000         7.6%     $14.125   12/10/08  $      888,314 $    2,251,161
Peter I. Cittadini......   40,000         3.0        3.000    2/11/08          75,467        191,249
                          140,000        10.6       14.125   12/10/08       1,243,639      3,151,626
Daniel A. Gaudreau......   10,000          *         8.250    5/26/08          51,884        131,484
                           35,000         2.6       14.125   12/10/08         310,910        787,906
Hamid R. Bahadori.......  150,000        11.3        8.250    5/26/08         778,257      1,972,256
                           15,000         1.1       14.125   12/10/08         133,247        337,674
Albert R. Campa.........   20,000         1.5        8.250    5/26/08         103,768        262,968

--------
 * Less than one percent

(1) Such options vest as follows: 1/5 of the shares vest on the first anniversary of the vesting commencement date and 1/60 of the shares vest on each monthly anniversary of the vesting commencement date thereafter. Each of the options has a ten year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(2) Based on an aggregate of 1,324,425 options granted to employees of the Company during fiscal 1998.
(3) For options granted prior to the Company's initial public offering of its securities on July 17, 1998, the exercise price is equal to the deemed fair market value of the Company's Common Stock as estimated by the Board of Directors on the date of grant. For options granted after the Company's initial public offering of its securities, the exercise price is equal to the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of grant.
(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation and potential realizable values at 5% and 10% appreciation are calculated in accordance with Section 402 of Regulation S-K under the Securities Act of 1933, as amended, and do not represent the Company's prediction of its stock price performance

   The following table sets forth for each of the Named Executive Officers options exercised during fiscal 1998 and the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 1998.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                  Number of Securities             Value of Unexercised
                           Number                Underlying Unexercised            In-the-Money Options
          Name            of Shares   Value   Options at December 31, 1998        at December 31, 1998(2)
          ----            Acquired   Realized --------------------------------   -------------------------
                         on Exercise   $(1)    Exercisable      Unexercisable    Exercisable Unexercisable
                         ----------- -------- --------------   ---------------   ----------- -------------
Nicolas C. Nierenberg...       --        --            150,000           100,000 $2,869,500    $562,500
Peter I. Cittadini......       --        --             40,000           140,000 $  670,000    $787,500
Daniel A. Gaudreau......       --        --             10,000            35,000 $  115,000    $196,875
Hamid R. Bahadori.......       --        --            150,000            15,000 $1,725,000    $ 84,375
Albert R. Campa.........    8,000    $31,200            20,000               --  $  230,000         --

--------
(1) Equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.
(2) Based on the fair market value of the Company's Common Stock as of December 31, 1998 ($19.75 per share), less the exercise price payable for such shares.

Employment Agreements and Change of Control and Severance Arrangements

   Pursuant to an agreement entered into between the Company and Daniel A. Gaudreau, the Company's Senior Vice President, Finance and Administration and Chief Financial Officer, upon a merger or acquisition Mr. Gaudreau will automatically vest in 50% of his remaining unvested options to purchase shares of the Company's Common Stock. Pursuant to an agreement entered into between the Company and Hamid Bahadori, the Company's Senior Vice President, Engineering, if Mr. Bahadori's employment is terminated by the Company within the first 24 months following May 27, 1998 other than for cause, he will automatically be vested in options to purchase not less than 60,000 shares of the Company's Common Stock.

   Under the Company's 1998 Equity Incentive Plan, upon a Change in Control, an award will become fully vested as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination of a participant within 12 months following a Change in Control, the vesting of an award will accelerate in full. Options granted under the 1994 Stock Option Plan become fully vested upon a Change in Control unless assumed or replaced with a comparable option by the acquiring entity.

   A Change in Control includes (i) a merger or consolidation of the Company after which the Company's then current stockholders own less than 50% of the surviving corporation, (ii) sale of all or substantially all of the assets of the Company, (iii) a proxy contest that results in replacement of more than one third of the directors over a 24 month period or (iv) acquisition of 50% or more of the Company's outstanding stock by a person other than a trustee of any of the Company's employee benefit plans or a corporation owned by the stockholders of the Company in substantially the same proportions as their stock ownership in the Company.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 1998 Non-Employee Directors Option Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the 1998 fiscal year, the Board of Directors determined executive officer compensation. The process utilized by the Board in determining executive officer compensation levels was based on the subjective judgment of the Board. Among the factors considered by the Board were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Board made the final compensation decisions concerning such officers.

   General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and
(iii) long term stock based incentive awards.

   Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses. Each executive officer has an established cash bonus target. The annual bonuses for executive officers are distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives.

   Long Term Incentive Compensation. During fiscal 1998, the Board, in its discretion, made option grants to Messrs. Nierenberg, Cittadini, Gaudreau, Bahadori and Campa under the Company's 1994 Stock Option Plan and 1998 Equity Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Mr. Bahadori in connection with his commencement of employment. In addition, a significant grant was made to Mr. Cittadini in connection with his promotion to President and Chief Operating Officer.

   Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in installments over a five year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of option shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Nierenberg, the Company's Chief Executive Officer, was established by the Board on April 14, 1998. The Board's decision was made primarily on the basis of Mr. Nierenberg's personal performance of his duties.

   The remaining components of the Chief Executive Officer's 1998 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the fiscal year using an agreed upon formula based on Company bookings. Each year; the annual incentive plan is reevaluated with a new achievement threshold and new targets for bookings. The option grant made to the Chief Executive Officer during the 1998 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of Mr. Nierenberg's total compensation at risk, because the bonus will provide little or no compensation unless Company performance achieves agreed-upon thresholds and the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

   Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1998 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          COMPENSATION COMMITTEE
                                          James W. Breyer
                                          Steven D. Whiteman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was formed in July 1998, and the members of the Compensation Committee are Messrs. Breyer and Whiteman. Neither of these individuals was at any time during 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Special Meeting. However, if other matters do properly come before the Special Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Nicolas C. Nierenberg
                                          Chairman of the Board
                                          and Chief Executive Officer

San Mateo, California
December 10, 1999

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                          ACTUATE SOFTWARE CORPORATION

                           1998 EQUITY INCENTIVE PLAN
                             (Amended and Restated)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. INTRODUCTION....................................................   4
ARTICLE 2. ADMINISTRATION..................................................   4
  2.1 Committee Composition................................................   4
  2.2 Committee Responsibilities...........................................   4
  2.3 Committee for Non-Officer Grants.....................................   4
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.....................................   4
  3.1 Basic Limitation.....................................................   4
  3.2 Annual Increase in Shares............................................   5
  3.3 Additional Shares....................................................   5
  3.4 Dividend Equivalents.................................................   5
ARTICLE 4. ELIGIBILITY.....................................................   5
  4.1 Incentive Stock Options..............................................   5
  4.2 Other Grants.........................................................   5
ARTICLE 5. OPTIONS.........................................................   5
  5.1 Stock Option Agreement...............................................   5
  5.2 Number of Shares.....................................................   5
  5.3 Exercise Price.......................................................   5
  5.4 Exercisability and Term..............................................   6
  5.6 Modification or Assumption of Options................................   6
  5.7 Buyout Provisions....................................................   6
ARTICLE 6. PAYMENT FOR OPTION SHARES.......................................   6
  6.1 General Rule.........................................................   6
  6.2 Surrender of Common Stock............................................   6
  6.3 Exercise/Sale........................................................   6
  6.4 Exercise/Pledge......................................................   6
  6.5 Promissory Note......................................................   7
  6.6 Other Forms of Payment...............................................   7
ARTICLE 7. STOCK APPRECIATION RIGHTS.......................................   7
  7.1 SAR Agreement........................................................   7
  7.2 Number of Shares.....................................................   7
  7.3 Exercise Price.......................................................   7
  7.4 Exercisability and Term..............................................   7
  7.5 Exercise of SARs.....................................................   7
  7.6 Modification or Assumption of SARs...................................   7
ARTICLE 8. RESTRICTED SHARES...............................................   8
  8.1 Restricted Stock Agreement...........................................   8
  8.2 Payment for Awards...................................................   8
  8.3 Vesting Conditions...................................................   8
  8.4 Voting and Dividend Rights...........................................   8
ARTICLE 9. STOCK UNITS.....................................................   8
  9.1 Stock Unit Agreement.................................................   8
  9.2 Payment for Awards...................................................   8
  9.3 Vesting Conditions...................................................   8
  9.4 Voting and Dividend Rights...........................................   8
  9.5 Form and Time of Settlement of Stock Units...........................   9

  9.6 Death of Recipient....................................................   9
  9.7 Creditors' Rights.....................................................   9
ARTICLE 10. CHANGE IN CONTROL...............................................   9
  10.1 Effect of Change in Control..........................................   9
  10.2 Involuntary Termination..............................................   9
ARTICLE 11. PROTECTION AGAINST DILUTION.....................................   9
  11.1 Adjustments..........................................................   9
  11.2 Dissolution or Liquidation...........................................  10
  11.3 Reorganizations......................................................  10
ARTICLE 12. DEFERRAL OF AWARDS..............................................  10
ARTICLE 13. AWARDS UNDER OTHER PLANS........................................  10
ARTICLE 14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES........................  11
  14.1 Effective Date.......................................................  11
  14.2 Elections to Receive NSOs, Restricted Shares or Stock Units..........  11
  14.3 Number and Terms of NSOs, Restricted Shares or Stock Units...........  11
ARTICLE 15. LIMITATION ON RIGHTS............................................  11
  15.1 Retention Rights.....................................................  11
  15.2 Stockholders' Rights.................................................  11
  15.3 Regulatory Requirements..............................................  11
ARTICLE 16. WITHHOLDING TAXES...............................................  11
  16.1 General..............................................................  11
  16.2 Share Withholding....................................................  11
ARTICLE 17. FUTURE OF THE PLAN..............................................  12
  17.1 Term of the Plan.....................................................  12
  17.2 Amendment or Termination.............................................  12
  17.3 History of Amendments................................................  12
ARTICLE 18. LIMITATION ON PAYMENTS..........................................  12
  18.1 Scope of Limitation..................................................  12
  18.2 Basic Rule...........................................................  12
  18.3 Reduction of Payments................................................  12
  18.4 Overpayments and Underpayments.......................................  13
  18.5 Related Corporations.................................................  13
ARTICLE 19. DEFINITIONS.....................................................  13

                          ACTUATE SOFTWARE CORPORATION
                           1998 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

   The Plan was adopted by the Board to be effective as of the date of the IPO. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

   The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

   2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

     (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

     (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

   2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

   2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Corporation who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Corporation under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

   3.1 Basic Limitation. Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 5,400,000/1/ , plus shares remaining available for issuance under the Predecessor Plan, plus (b) the additional shares of Common Stock described in Sections 3.2 and 3.3. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 11.
--------
/1/Adjusted for stock split effected on December 2, 1999. Reflects 2,800,000-share increase approved by the Board on November 5, 1999.

   3.2 Annual Increase in Shares. As of January 1 of each year, commencing with the year 1999, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of Common Stock then outstanding or (b) 1,400,000 shares.

   3.3 Additional Shares. If Restricted Shares or shares of Common Stock issued upon the exercise of Options are forfeited (including any options incorporated from the Predecessor Plan), then such shares of Common Stock shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other shares of Common Stock are forfeited.

   3.4 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY.

   4.1 Incentive Stock Options. Only Employees who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

   4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

   5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

   5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Corporation shall not cover more than 1,000,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not cover more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

   5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a share of

Common Stock on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

   5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

   5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

   5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

   6.1 General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

     (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

     (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

   6.2 Surrender of Common Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

   6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

   6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

   6.5 Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note. However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

   6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

   7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

   7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not pertain to more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

   7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

   7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

   7.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

   7.6 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8. RESTRICTED SHARES.

   8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

   8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Corporation (or a Parent or Subsidiary), as the Committee may determine.

   8.3 Vesting Conditions. Each award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

   8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. STOCK UNITS.

   9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

   9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

   9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

   9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

   9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

   9.6 Death of Recipient. Any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

   9.7 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10. CHANGE IN CONTROL

   10.1 Effect of Change in Control. In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

   10.2 Involuntary Termination. In addition, in the event that the Award is assumed by the successor corporation (or parent thereof) and the Participant experiences an Involuntary Termination within twelve months following a Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Involuntary Termination, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

ARTICLE 11. PROTECTION AGAINST DILUTION.

   11.1 Adjustments. In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material effect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

     (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

     (b) The limitations set forth in Sections 5.2 and 8.2;

     (c) The number of shares of Common Stock covered by each outstanding Option and SAR;

     (d) The Exercise Price under each outstanding Option and SAR; or

     (e) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

   11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

   11.3 Reorganizations. In the event that the Corporation is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Corporation, if the Corporation is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 12. DEFERRAL OF AWARDS.

   The Committee (in its sole discretion) may permit or require a Participant to:

     (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books;

     (b) Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

     (c) Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE 13. AWARDS UNDER OTHER PLANS.

   The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE 14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

   14.1 Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

   14.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Corporation on the prescribed form.

   14.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 15. LIMITATION ON RIGHTS.

   15.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Corporation's certificate of incorporation and by-laws and a written employment agreement (if any).

   15.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

   15.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 16. WITHHOLDING TAXES.

   16.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

   16.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 17. FUTURE OF THE PLAN.

   17.1 Term of the Plan The Plan, as set forth herein, shall become effective as of the date of the IPO. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Corporation's stockholders.

   17.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

   17.3 History of Amendments. The Plan became effective on the date of the IPO. The Board amended the Plan, subject to approval by the Corporation's stockholders at the 1999 Special Meeting of the Stockholders, to increase the number of shares issuable hereunder by 2,800,000 shares. Should stockholder approval not be obtained at the 1999 Special Meeting, then the Plan shall be restored to the provisions in effect on the date of the amendment. Subject to the foregoing restrictions, options may be granted and stock may be issued under the Plan at any time after the Effective Date.

ARTICLE 18. LIMITATION ON PAYMENTS.

   18.1 Scope of Limitation. This Article 18 shall apply to an Award only if:

     (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 18 than it was before the application of this Article 18; or

     (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 18 (regardless of the after-tax value of such Award to the Participant).

If this Article 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

   18.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Corporation under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Corporation for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Corporation because of Section 280G of the Code.

   18.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Corporation because of Section 280G of the Code, then the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Corporation in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Corporation may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Corporation and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

   18.4 Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Corporation which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Corporation could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Corporation, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Corporation if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Corporation to or for the benefit of the Participant, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code.

   18.5 Related Corporations. For purposes of this Article 18, the term "Corporation" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 19. DEFINITIONS

   19.1 "Affiliate" means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

   19.2 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

   19.3 "Board" means the Corporation's Board of Directors, as constituted from time to time.

   19.4 "Change in Control" shall mean:

     (a) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

     (b) The sale, transfer or other disposition of all or substantially all of the Corporation's assets;

     (c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

     (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

   19.5 "Code" means the Internal Revenue Code of 1986, as amended.

   19.6 "Committee" means a committee of the Board, as described in Article 2.

   19.7 "Common Stock" means the common stock of the Corporation.

   19.8 "Consultant" means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

   19.9 "Corporation" means Actuate Software Corporation, a Delaware corporation.

   19.10 "Employee" means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

   19.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   19.12 "Exercise Price," in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

   19.13 "Fair Market Value" means the market price of shares of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

   19.14 "Involuntary Termination" means the termination of the Service of any individual which occurs by reason of:

     (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in bonus or incentive programs) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

   19.15 "IPO" means the initial offering of Common Stock to the public pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission.

   19.16 "ISO" means an incentive stock option described in Section 422(b) of the Code.

   19.17 "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   19.18 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

   19.19 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

   19.20 "Optionee" means an individual or estate who holds an Option or SAR.

   19.21 "Outside Director" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

   19.22 "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

   19.23 "Participant" means an individual or estate who holds an Award.

   19.24 "Plan" means this Actuate Software Corporation 1998 Equity Incentive Plan, as amended from time to time.

   19.25 "Predecessor Plan" means the Corporation's existing 1994 Stock Option Plan.

   19.26 "Restricted Share" means a Common Share awarded under the Plan.

   19.27 "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

   19.28 "SAR" means a stock appreciation right granted under the Plan.

   19.29 "SAR Agreement" means the agreement between the Corporation and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

   19.30 "Stock Option Agreement" means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

   19.31 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

   19.32 "Stock Unit Agreement" means the agreement between the Corporation and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

   19.33 "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

PROXY                           ACTUATE CORPORATION                        PROXY
                      999 Baker Way, San Mateo, CA 94404

         This Proxy is Solicited on Behalf of the Board of Directors
                            of Actuate Corporation
      for the Special Meeting of Stockholders to be held January 14, 2000

     This undersigned holder of Common Stock, par value $0.001, of Actuate Corporation (the "Company") hereby appoints Peter I. Cittadini and Daniel A. Gaudreau, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at a Special Meeting of Stockholders (the "Special Meeting") to be held on Friday January 14th, 2000 at 9:00 a.m. local time, at the Company's principal executive offices located at 999 Baker Way, Suite 200, San Mateo, California, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (Reverse)
                              ACTUATE CORPORATION

[_]     Please mark votes
        as in this example

1.   To approve the amendment    2.  To approve the amendment to the   FOR    AGAINST    ABSTAIN
to the Company's Certificate     Company's 1998 Equity Incentive       [ ]     [  ]       [ ]
of Incorporation as set          Plan as set forth in the
forth in the accompanying        accompanying Proxy Statement.
Proxy Statement.


FOR     AGAINST     ABSTAIN
[ ]      [ ]          [ ]







                              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Signature: _____________________  Signature (if held jointly): _______________
Date: __________________, 1999

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.